     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                 EXECUTIVE RISK INC.                             EXECUTIVE RISK CAPITAL TRUST
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS           (EXACT NAME OF REGISTRANT AS SPECIFIED
                       CHARTER)                                     IN ITS TRUST AGREEMENT)

                      DELAWARE                                             DELAWARE
           (STATE OR OTHER JURISDICTION OF                      (STATE OR OTHER JURISDICTION OF
           INCORPORATION OR ORGANIZATION)                       INCORPORATION OR ORGANIZATION)
                        6331                                                 6331
            (PRIMARY STANDARD INDUSTRIAL                         (PRIMARY STANDARD INDUSTRIAL
             CLASSIFICATION CODE NUMBER)                          CLASSIFICATION CODE NUMBER)
                     06-1388171                                           06-6442501
                  (I.R.S. EMPLOYER                                     (I.R.S. EMPLOYER
                 IDENTIFICATION NO.)                                  IDENTIFICATION NO.)

                            ------------------------
                              82 HOPMEADOW STREET

                        SIMSBURY, CONNECTICUT 06070-7683
                                 (860) 408-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                             LEROY A. VANDER PUTTEN

                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              EXECUTIVE RISK INC.
                            SIMSBURY, CT 06070-7683
                                 (860) 408-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)
                            ------------------------
                                   Copies to:

 JAMES A. FITZPATRICK, JR., ESQ.              CRAIG E. CHAPMAN, ESQ.
     JONATHAN FREEDMAN, ESQ.                     BROWN & WOOD LLP
        DEWEY BALLANTINE                      ONE WORLD TRADE CENTER
   1301 AVENUE OF THE AMERICAS               NEW YORK, NEW YORK 10048
  NEW YORK, NEW YORK 10019-6092

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                   AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES            TO BE         OFFERING PRICE      AGGREGATE     REGISTRATION
              TO BE REGISTERED                   REGISTERED       PER UNIT(1)    OFFERING PRICE(1)    FEE(2)
----------------------------------------------------------------------------------------------------------------
8.675% Series B Capital Securities of
Executive Risk Capital Trust.................    $125,000,000         100%          $125,000,000    $37,878.79
----------------------------------------------------------------------------------------------------------------
8.675% Series B Junior Subordinated
Deferrable Interest Debentures of Executive
Risk Inc.(2).................................
----------------------------------------------------------------------------------------------------------------
Executive Risk Inc. Series B Guarantee with
respect to 8.675% Series B Capital
Securities(3)................................
----------------------------------------------------------------------------------------------------------------
          Total..............................  $125,000,000(4)        100%        $125,000,000(5)   $37,878.79
================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee.

(2) No separate consideration will be received for the 8.675% Series B Junior Subordinated Deferrable Interest Debentures of Executive Risk Inc. (the "New Junior Subordinated Debentures") distributed upon any liquidation of Executive Risk Capital Trust.

(3) No separate consideration will be received for the Executive Risk Inc. Series B Guarantee (the "New Guarantee") with respect to the 8.675% Series B Capital Securities of Executive Risk Capital Trust (the "New Capital Securities").

(4) This Registration Statement is deemed to cover rights of holders of New Junior Subordinated Debentures under the Indenture, the rights of holders of New Capital Securities under the Amended and Restated Declaration of Trust, the rights of holders of New Capital Securities under the New Guarantee and certain backup undertakings as described herein.

(5) Such amount represents the liquidation amount of the New Capital Securities to be exchanged hereunder and the principal amount of New Junior Subordinated Debentures that may be distributed to holders of New Capital Securities upon any liquidation of Executive Risk Capital Trust.
                            ------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 8, 1997
PROSPECTUS
EXECUTIVE RISK CAPITAL TRUST

Offer to exchange its 8.675% Series B Capital Securities (Liquidation Amount $1,000 per Capital Security) which have been registered under the Securities Act of 1933 for any and all of its outstanding 8.675% Series A Capital Securities (Liquidation Amount $1,000 per Capital Security) unconditionally guaranteed, to the extent described herein, by
EXECUTIVE RISK INC.
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON             , 1997, UNLESS EXTENDED.
                            ------------------------

Executive Risk Capital Trust, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $125,000,000 aggregate Liquidation Amount of its 8.675% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.675% Series A Capital Securities (the "Old Capital Securities"), of which $125,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Executive Risk Inc., a Delaware corporation (the "Company"), is also offering to exchange
(i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the New Capital Securities (the "New Guarantee") for a like guarantee in respect of the Old Capital Securities (the "Old Guarantee") and (ii) all of its 8.675% Series B Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "New Junior Subordinated Debentures") for a like aggregate principal amount of its 8.675% Series A Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Old Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the New Capital Securities will not provide for any increase in the Distribution (as defined herein) rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of February 5, 1997 (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).
                                               (Continued on the following page)
THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO ALL
HOLDERS OF OLD CAPITAL SECURITIES ON APRIL   , 1997.
SEE "RISK FACTORS" COMMENCING ON PAGE 10 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE DATE OF THIS PROSPECTUS IS APRIL   , 1997.

(Continued from the previous page)

     The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent preferred undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities--Description of New Capital Securities-- Subordination of Common Securities."

     As used herein, the term "Indenture" means the Indenture, dated as of February 5, 1997, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as Debenture Trustee (the "Debenture Trustee"), and the term "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust, dated as of February 5, 1997, among the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and the term "Guarantee" includes the Old Guarantee and the New Guarantee.

     Except as described herein, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds.

     Holders of the Trust Securities will be entitled to receive cumulative cash distributions accumulating from February 5, 1997, and payable semiannually in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the annual rate of 8.675% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the expiration of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8.675% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     The Company will, through the Guarantee, the guarantee agreement of the Company relating to the Common Securities (the "Common Guarantee"), the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the

(Continued from the previous page)

Trust Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee--Full and Unconditional Guarantee." The Old Guarantee, the Common Guarantee and the New Guarantee will guarantee payments of Distributions and payments on liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of New Securities--Description of New Guarantee." If the Company fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment without first instituting any legal proceeding against the Property Trustee or any other person or entity. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of New Capital Securities." The obligations of the Company under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness (as defined in "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination"), which totaled approximately $70 million at December 31, 1996 and which amount was repaid by the Company with a portion of the net proceeds from the sale of the Old Junior Subordinated Debentures.

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to February 1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined below) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after February 1, 2007, contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities--Description of New Capital Securities--Redemption."

     The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Company (i) on or after February 1, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.338% of the principal amount thereof on February 1, 2007, declining ratably on each February 1 thereafter to 100% on or after February 1, 2017, plus accrued interest thereon to the date of prepayment, or (ii) prior to February 1, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable with respect to an optional prepayment of Junior Subordinated Debentures on February 1, 2007, together with scheduled payments of interest on the Junior Subordinated Debentures from the prepayment date to and including February 1, 2007, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of New Securities--Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     The Company will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause a Like Amount (as defined herein) of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable

(Continued from the previous page)

event to holders of the Capital Securities. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust under certain circumstances described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of New Securities-- Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."
                            ------------------------

     The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate," as such term is defined in Rule 405 under the Securities Act (an "Affiliate"), of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on

(Continued from the previous page)

the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an Affiliate of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities." In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

                            ------------------------

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently

(Continued from the previous page)

intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Company and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for inclusion in the NASDAQ Stock Market, the Electronic Securities Market operated by the National Association of Securities Dealers, Inc. ("NASDAQ").

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on             , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and including February 5, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on August 1, 1997 will be entitled to receive Distributions accumulated from and including February 5, 1997. See "The Exchange Offer--Distributions on New Capital Securities."

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                            ------------------------

     FOR NORTH CAROLINA INVESTORS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                            ------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE PURSUANT HERETO SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
Summary...............................    4
Risk Factors..........................   10
Ratios of Earnings to Fixed Charges...   15
Use of Proceeds.......................   15
Capitalization........................   16
Summary Financial Data................   17
Executive Risk Capital Trust..........   18
The Exchange Offer....................   18

                                        PAGE
                                        ----
Description of New Securities.........   27
Description of Old Securities.........   50
Relationship Among the New Capital
  Securities, the New Junior
  Subordinated Debentures and the New
  Guarantee...........................   50
Certain Federal Income Tax
  Consequences........................   52
ERISA Considerations..................   56
Plan of Distribution..................   57
Legal Matters.........................   58
Experts...............................   58

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). In addition, the Company's common stock, $.01 par value per share ("Common Stock"), is listed on the New York Stock Exchange and such material also is available for inspection at 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Trust have been included herein. Neither the Company nor the Trust considers that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and
(iii) the Company's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declaration of the Trust, the guarantee issued with respect to Capital Securities issued by the Trust, the Junior Subordinated Debentures purchased by the Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Capital Securities. See "Description of New Securities -- Description of Junior Subordinated Debentures" and "Description of New Securities -- Description of New Guarantee."

     The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust expects to become subject to such requirements upon the effectiveness of this Registration Statement, although it intends to seek and expects to receive exemptions therefrom.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act are incorporated into this Prospectus by reference:

          (a) Annual Report on Form 10-K for the year ended December 31, 1996;
     and

          (b) Current Report on Form 8-K filed on February 18, 1997.

     Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Executive Risk Inc., 82 Hopmeadow Street, Simsbury, Connecticut 06070-7683 Attention: Robert V. Deutsch. Telephone requests may be directed to Robert V. Deutsch at (860) 408-2000.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in or incorporated by reference into this Prospectus.

                              EXECUTIVE RISK INC.

     The Company is a specialty insurance holding company incorporated under the laws of the State of Delaware. Through its subsidiaries, the Company develops, markets and underwrites specialty line insurance products primarily throughout the United States. UAP Executive Partners ("UPEX"), which is a joint venture between the Company and Union des Assurances de Paris--Incendie-Accidents ("UAP"), a subsidiary of AXA-UAP Group, a major European insurance group, markets directors and officers liability insurance ("D&O") internationally. The Company's core business lines, from which it derives virtually all of its premium revenues, are D&O and professional liability insurance, also known as errors and omissions insurance ("E&O"). The Company's subsidiaries also offer fidelity bonds and fiduciary liability insurance for corporations, employment practices liability insurance for corporations and their employees, technology maintenance and repair coverage for hospitals and clinics and healthcare stop-loss arrangements for medical professionals.

     Both D&O and E&O are designed to protect insureds against lawsuits and associated legal defense expenses. In connection with D&O coverage of for-profit corporations, the most severe liabilities generally derive from lawsuits by stockholders against directors and officers for alleged failures to discharge duties to the corporation or violations of federal securities laws. In the case of not-for-profit organizations, the Company's coverage is most often implicated in employment practices litigation. E&O is offered to non-executive professionals, such as attorneys, psychologists and insurance agents, among others, where the principal source of potential claims is dissatisfied clients alleging breaches of professional standards or ethical violations. Fiduciary bond coverages are intended primarily to protect those who invest and administer benefit plan trusts, and fidelity bond coverages (or crime coverage) insure against losses associated with employee defalcations and dishonesty. Employment practices liability coverage, which is available to cover both the employing organization and its supervisors, insures against losses associated with employee claims such as sexual harassment, wrongful termination and discriminatory treatment. The Company's two non-liability related products are Systems Rx, a service contract and cost management product for owners of high-tech diagnostic equipment and related healthcare technology, and the recently introduced stop-loss policy for doctors enrolled in managed care organizations that use the so-called "capitation" method for capping treatment costs.

                          EXECUTIVE RISK CAPITAL TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to a declaration of trust and the filing of a certificate of trust with the Delaware Secretary of State on January 24, 1997. The Trust is governed by the Declaration executed by the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the three individual Administrative Trustees named therein. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Company.

                               THE EXCHANGE OFFER

The Exchange Offer.........  Up to $125,000,000 aggregate Liquidation Amount of
                             New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer--Procedures for Tendering Old Capital Securities."

Expiration Date............  5:00 p.m., New York City time, on           , 1997,
                             unless the Exchange Offer is extended by the Company or the Trust (in which case the Expiration
                             Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange
                             Offer--Terms of the Exchange Offer."

Conditions to the
  Exchange Offer...........  The Exchange Offer is subject to certain conditions, which may be waived by the Company or the Trust in its sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

Terms of the
  Exchange Offer...........  The Company and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, to (i) delay the acceptance of the Old Capital Securities for exchange, (ii) terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
  Old Capital Securities...  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Capital Securities."

                             Letters of Transmittal and certificates
                             representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital
  Securities...............  The Company and the Trust are making the Exchange
                             Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                             Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an Affiliate of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

Exchange Agent.............  The exchange agent with respect to the Exchange
                             Offer is The Chase Manhattan Bank (the "Exchange Agent"). The applicable addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

Certain Federal Income Tax
  Consequences.............  Holders of Old Capital Securities should review the information set forth under "Certain Federal Income Tax Consequences" prior to tendering Old Capital Securities in the Exchange Offer.

Certain ERISA
Considerations.............  Prospective holders of the New Capital Securities should review the information set forth under "ERISA Considerations" prior to acquiring an interest in the New Capital Securities.

                           THE NEW CAPITAL SECURITIES

Securities Offered.........  Up to $125,000,000 aggregate Liquidation Amount of the New Capital Securities which have been registered under the Securities Act (Liquidation Amount of $1,000 per New Capital Security). The New Capital Securities will be issued, and the Old Capital Securities were issued, under the Declaration. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Declaration." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other transfer restrictions applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of New Securities" and "Description of Old Securities."

Distribution Dates.........  February 1 and August 1 of each year, commencing
                             August 1, 1997.

Extension Periods..........  So long as no Debenture Event of Default has occurred and is continuing, distributions on the New Capital Securities will be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the New Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking....................  The New Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except, with respect to the Common Securities, in certain circumstances described under "Description of New Securities--Description of New Capital Securities--Subordination of Common Securities." The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and all other junior subordinated debentures issued by the Company (collectively, the "Other Debentures") which will be issued and sold (if at all) to other trusts to be established by the Company (if any), in each case similar to the Trust (the "Other Trusts"), and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of New Securities--Description of New Junior Subordinated Debentures." The New Guarantee will rank pari passu with the Old Guarantee and all other guarantees (if any) to be issued by the Company with respect to capital securities (if any) issued by Other

                             Trusts (collectively, the "Other Guarantees") and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement and, in the event of bankruptcy or insolvency proceedings involving the Company, will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company, but senior to any obligations in respect of any class of capital stock of the Company. See "Description of New Securities--Description of New Guarantee."

Redemption.................  The Trust Securities are subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures, (ii) in whole but not in part, at any time prior to February 1, 2007 contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Company upon the occurrence and continuation of a Special Event and (iii) in whole or in part, at any time on or after February 1, 2007 contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of New Securities--Description of New Capital Securities--Redemption."

Voting Rights..............  Holders of Capital Securities will have limited voting rights relating generally to the
                             modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as the holder of the Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Administrative Trustees at any time or the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Declaration" and "--Removal of Issuer Trustees."

Rating.....................  The New Capital Securities are expected to be rated
                             "BBB" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., and "baa3" by Moody's Investors Service, Inc.

Absence of Market for the
  New Capital Securities...  The New Capital Securities will be a new issue of securities for which there currently is no market. Although J.P. Morgan Securities Inc., Chase Securities Inc. and Donaldson Lufkin & Jenrette (the "Initial Purchasers") have informed the Company and the Trust that they currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Trust and the Company do not intend to apply for listing of the New Capital Securities on any securities exchange or for inclusion in NASDAQ. See "Plan of Distribution."

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus and incorporated by reference herein, the following factors in connection with the Exchange Offer and the New Capital Securities offered hereby.

HOLDING COMPANY STRUCTURE; RESTRICTIONS ON DIVIDENDS

     As a holding company, the Company's ability to meet debt service obligations and pay operating expenses depends on receipt of sufficient funds from its direct and indirect subsidiaries. The inability of the Company's subsidiaries to pay dividends and other payments to the Company in an amount sufficient to meet debt service obligations and pay operating expenses would have a material adverse effect on the Company. The payment of dividends and the making of other payments by the Company's insurance subsidiaries without prior regulatory approval is subject to restrictions set forth in the insurance laws and regulations of the states of domicile of those subsidiaries. The Company currently does not expect such regulatory requirements to impair its ability to meet interest payment obligations and to pay operating expenses in the future. However, the Company can give no assurance that dividends will be declared or paid by its subsidiaries or that the Company's insurance subsidiaries will be able to obtain any regulatory approvals that may be required from time to time. As of December 31, 1996, the Company's insurance subsidiaries had sufficient capital and earnings to pay up to $13.8 million of dividends to the Company during 1997 without prior regulatory approval.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Company under the Guarantee issued by it for the benefit of the holders of Capital Securities and the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company and rank pari passu with obligations to or rights of the Company's other general unsecured creditors. In addition, in the case of a bankruptcy or insolvency proceeding involving the Company, the Company's obligations under the Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company, but senior to any obligation in respect of any class of capital stock of the Company. No payment may be made of the principal of, or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, or premium, if any, or interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. At December 31, 1996, the aggregate principal amount of outstanding Senior Indebtedness of the Company was approximately $70 million, which amount was repaid by the Company with a portion of the net proceeds from the sale of the Old Junior Subordinated Debentures. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any direct or indirect subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. At December 31, 1996, the direct and indirect subsidiaries of the Company had total liabilities (excluding liabilities owed to the Company) of approximately $718.8 million. In addition, because two of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to the Company without prior regulatory approval is limited by applicable laws and regulations. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee, the Common Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, or other obligations, that may be incurred by the Company or any of its subsidiaries, either in the event of a highly leveraged transaction or otherwise. See "Description of New Securities--Description of New Guarantee--Status of New Guarantee" and "--Description of New Junior Subordinated Debentures-- Subordination."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

     So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.675% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period.

     The Company may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.675%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of New Securities--Description of New Capital Securities-- Distributions" and "--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date."

     Should the Company exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, during an Extension Period, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

     Should the Company elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures, the then-current market price of the Capital Securities is likely to be affected adversely. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Company's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferral rights.

CONDITIONAL RIGHT TO ADVANCE MATURITY AND SPECIAL EVENT REDEMPTION

     If a Tax Event (as defined herein) occurs, then the Company will have the right (i) prior to the termination of the Trust, to advance the Stated Maturity Date of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 20 years from the date of original issuance thereof, or (ii) to terminate the Trust (if not previously terminated). In either case, such maturity date shall be advanced only if, in the opinion of counsel to the Company experienced in such matters, after advancing the maturity date, interest paid on the Junior Subordinated

Debentures will be deductible for United States federal income tax purposes (the action referred to in either clause (i) or (ii) above being referred to herein as a "Tax Event Maturity Advancement").

     If a Tax Event occurs and in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting a Tax Event Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence (as defined herein) would continue to exist, or, if an Investment Company Event (as defined herein) occurs, then the Company will have the right, within 90 days following the occurrence of such Tax Event or Investment Company Event, as the case may be, at any time prior to February 1, 2007, to redeem the Junior Subordinated Debentures in whole (but not in part) in the manner set forth under "Description of New Securities--Description of New Junior Subordinated Debentures--Conditional Right to Advance Maturity and Special Event Prepayment," and therefore to cause a mandatory redemption of the Capital Securities prior to the Stated Maturity Date (the circumstances under which the Company has the right to so redeem the Junior Subordinated Debentures in connection with a Tax Event being referred to herein as a "Conditional Tax Redemption Event"). Each of a Conditional Tax Redemption Event or an Investment Company Event are sometimes referred to herein as a "Special Event."

POSSIBLE DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     The Company will have the right at any time to terminate the Trust and, after satisfaction of claims of creditors of the Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

     On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action," if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. If legislation similar to the Proposed Legislation were enacted, there can be no assurance that it will not adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Company to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Certain Federal Income Tax Consequences--Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for New Capital Securities or New Junior Subordinated Debentures distributed to the holders of New Capital Securities if a termination of the Trust were to occur. Accordingly, the New Capital Securities or the New Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective holders of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debentures and should carefully review all the information regarding the New Junior Subordinated Debentures contained herein. See "Description of New Securities--Description of New Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

     The Chase Manhattan Bank will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Property Trustee and as Debenture Trustee under the Indenture. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Declaration. The Old Guarantee guarantees, and the New Guarantee will guarantee, as the case may be, to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time,
(ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand at that time legally available therefor, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand at that time legally available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder without first instituting any legal proceeding against the Property Trustee or any other person or entity (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Description of New Junior Subordinated Debentures--Debenture Events of Default" and "--Description of New Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the terms of the Capital Securities, the dissolution, termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Issuer Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of New Securities-- Description of New Capital Securities--Voting Rights; Amendment of the Declaration" and "--Removal of Issuer Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities--Description of New Capital Securities-- Voting Rights; Amendment of the Declaration."

     The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 30, 1997 and declared effective by August 4, 1997, the Distribution rate borne by the Old Capital Securities, currently 8.675% per annum, commencing on August 5, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Capital Securities."

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities were issued to, and the Company believes the Old Capital Securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities generally may be resold or otherwise transferred by the holders (who are not Affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). New Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one New Capital Security) or integral multiples thereof. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are Affiliates of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act or pursuant to another effective registration statement.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to combined fixed charges of the Company for the respective periods indicated.

                                                                  YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------
                                                          1996     1995     1994     1993     1992
                                                          ----     ----     ----     ----     ----
Ratio of Earnings to Fixed Charges....................     9.1     17.6     15.1     12.9     12.7
Ratio of Earnings to Fixed Charges,
  Excluding Net Realized Capital Gains (Losses).......     8.9     16.7     15.4     11.5     12.1

     For purposes of computing the ratios of earnings to fixed charges for the Company and its subsidiaries, earnings represent income before income taxes plus fixed charges. Fixed charges have been calculated by adding gross interest expense and that portion of rent expense deemed representative of the interest factor in such rent expense. The Company's consolidated insurance company subsidiaries are subject to certain regulatory restrictions on the payment of dividends or advances to the Company. See "Risk Factors--Holding Company Structure; Restrictions on Dividends."

                                USE OF PROCEEDS

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

     The proceeds to the Trust (without giving effect to expenses of the offering payable by the Company) from the offering of the Old Capital Securities were $125,000,000. All of the proceeds from the sale of Old Capital Securities were invested by the Trust in the Junior Subordinated Debentures. The Company used approximately $70 million of the net proceeds from the sale of the Old Junior Subordinated Debentures to repay all amounts outstanding under the term loan portion of its existing credit facility, including $18.4 million to The Chase Manhattan Bank, which is acting as the Property Trustee, the Debenture Trustee, the Common Guarantee Trustee and the Guarantee Trustee and is an affiliate of the Delaware Trustee. The remaining net proceeds from the sale of the Old Junior Subordinated Debentures were used (i) to make contributions to the surplus of its insurance subsidiaries and (ii) for general corporate purposes. As of December 31, 1996, the Company's insurance subsidiaries had total adjusted capital in excess of the risk-based capital regulatory action level. The application of the proceeds of the offering of the Old Capital Securities caused the Company's insurance subsidiaries also to exceed the risk-based capital company action level, which is a higher standard.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company at December 31, 1996 and as adjusted to give effect to the consummation of the offering of the Old Capital Securities and the application of the proceeds thereof. The following data should be read in conjunction with the financial information included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                                                    AS OF DECEMBER 31, 1996
                                                                    ------------------------
                                                                     ACTUAL      AS ADJUSTED
                                                                    --------     -----------
                                                                         (IN THOUSANDS)
    Long-term debt................................................  $ 70,000      $      --
    Corporation-Obligated Mandatory Redeemable Capital Securities
      of Trust Holding Solely Junior Subordinated Debentures......        --        125,000
    Stockholders' equity
      Common stock(1).............................................       104            104
      Additional paid in capital..................................    93,651         93,651
      Unrealized gains on investments, net of tax.................    18,382         18,382
      Currency translation adjustments............................      (186)          (186)
      Retained earnings...........................................    65,384         65,384
      Treasury stock at cost......................................   (32,560)       (32,560)
                                                                    --------       --------
              Total stockholders' equity..........................   144,775        144,775
                                                                    --------       --------
    Total capitalization..........................................  $214,775      $ 269,775
                                                                    ========       ========

---------------
(1) Does not include (i) 1,465,294 shares of Common Stock issuable upon exercise of employee stock options, (ii) 100,000 shares of Common Stock issuable upon exercise of an option held by Aetna Inc. (the "Aetna Option"), (iii) 42,185 shares of Common Stock issuable upon exercise of options granted to directors under the Company's Nonemployee Directors Option Plan, (iv) 40,100 shares of Common Stock issuable upon exercise of options granted to former directors of the Company's wholly-owned subsidiary, Executive Re Inc., and
    (v) any shares of Common Stock issuable pursuant to the Company's Stock Incentive Plan and Performance Share Plan.

                             SUMMARY FINANCIAL DATA

     The summary below should be read in connection with the financial information included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                                                                         YEAR ENDED DECEMBER 31,
                                                                         --------------------------------------------------------
                                                                           1996        1995        1994        1993        1992
                                                                         --------    --------    --------    --------    --------
                                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Gross premiums written.................................................  $332,085    $210,640    $130,199    $ 84,255    $ 82,667
Net premiums written...................................................   210,376     145,121     108,285      70,519      74,605

Net premiums earned....................................................   155,784     116,434      94,961      69,014      71,926
Net investment income..................................................    32,646      26,706      22,497      20,475      19,702
Net realized capital gains(losses).....................................     1,047       1,588        (455)      1,964         869
Equity in earnings of ERMA.............................................         0           0           0       2,707       2,736
Other income (loss)....................................................       166          83          82        (364)          0
                                                                         --------    --------    --------    --------    --------
  Total revenues.......................................................   189,643     144,811     117,085      93,796      95,233
Loss and loss adjustment expenses......................................   105,335      78,530      64,171      46,640      51,427
Policy acquisition costs...............................................    27,803      21,931      18,723      18,613      18,535
General and administrative costs.......................................    17,068      10,730       8,890       8,749       6,409
Long-term incentive compensation.......................................       187       1,458       1,009       1,100           0
Interest expense.......................................................     4,511       2,022       1,519       1,421       1,420
                                                                         --------    --------    --------    --------    --------
  Total expenses.......................................................   154,904     114,671      94,312      76,523      77,791
                                                                         --------    --------    --------    --------    --------
Income before income taxes.............................................    34,739      30,140      22,773      17,273      17,442
Income tax expense.....................................................     6,634       4,854       3,533       2,360       2,870
                                                                         --------    --------    --------    --------    --------
Income before cumulative effect of change in accounting for income
  taxes................................................................    28,105      25,286      19,240      14,913      14,572
Cumulative effect of change in accounting for income taxes.............         0           0           0           0       1,387
                                                                         --------    --------    --------    --------    --------
Net income.............................................................  $ 28,105    $ 25,286    $ 19,240    $ 14,913    $ 15,959
                                                                         ========    ========    ========    ========    ========
Earnings per common and common equivalent share(1).....................  $   2.67    $   2.11    $   1.80    $   3.53    $   3.44
                                                                         ========    ========    ========    ========    ========
Weighted average shares outstanding....................................    10,509      11,956      10,108       3,128       3,120
Earnings per common share--assuming full dilution(1)...................  $   2.67    $   2.11    $   1.69    $   1.69    $   1.66
                                                                         ========    ========    ========    ========    ========
Weighted average shares outstanding--assuming full dilution............    10,542      11,978      11,365       9,238       9,230
BALANCE SHEET DATA:
Cash and invested assets...............................................  $690,975    $549,852    $431,849    $371,596    $319,773
Total assets(2)........................................................   941,247     687,837     516,747     420,382     361,149
Long-term debt.........................................................    70,000      25,000      25,000      25,000      25,000
Stockholders' equity(2)................................................   144,775     177,725     130,854     114,837      92,473
OTHER DATA:
  Loss Ratio...........................................................      67.6%       67.4%       67.6%       67.6%       71.5%
  Expense Ratio........................................................      28.8        28.1        29.1        39.6        34.7
                                                                         --------    --------    --------    --------    --------
  Combined Ratio.......................................................      96.4%       95.5%       96.7%      107.2%      106.2%
                                                                         ========    ========    ========    ========    ========
Ratio of net premiums written to statutory surplus(3)(4)...............       1.5x        1.2x        1.0x        0.7x        0.8x
Statutory surplus(3) (at end of period)................................  $138,405    $121,465    $107,401    $ 94,445    $ 91,689
Operating Margin(5)....................................................      20.3%       21.3%       21.1%       19.3%       19.3%
Ratio of debt to total capitalization..................................      32.6%       12.3%       16.0%       17.9%       21.3%

---------------
(1) Per share information is based on income before cumulative effect of change in accounting for income taxes. Earnings per common and common equivalent share and earnings per common share--assuming full dilution based on net income were $3.88 and $1.81, respectively, for the year ended December 31, 1992.

(2) For the years ended December 31, 1996, 1995, 1994 and 1993, respectively, includes $11.7 million, $15.4 million, ($3.3) million and $12.4 million, net of deferred taxes, in total assets and stockholders' equity from unrealized gains (losses) pursuant to Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

(3) Statutory data has been derived from the financial statements of the Insurance Subsidiaries prepared in accordance with Statutory Accounting Practices.

(4) Ratios of net premiums written to statutory surplus are calculated on a rolling twelve month basis.

(5) Consists of income before taxes, excluding interest expense, realized capital gains (losses) and certain non-recurring expenses, divided by total revenues, excluding realized capital gains (losses).

                          EXECUTIVE RISK CAPITAL TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of January 24, 1997, executed by the Company, as Sponsor, and the Delaware Trustee (the "Initial Declaration"), and
(ii) the filing of a certificate of trust with the Delaware Secretary of State on January 24, 1997. The Initial Declaration was replaced by an Amended and Restated Declaration of Trust (the "Declaration") executed on February 5, 1997 by the Company, as Sponsor, and the Issuer Trustees (as herein defined). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default under the Declaration resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of New Securities--Description of New Capital Securities--Subordination of Common Securities." The Company has acquired Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs will be conducted by the Issuer Trustees appointed by the Company as the holder of the Common Securities. The Issuer Trustees will be The Chase Manhattan Bank as the Property Trustee, Chase Manhattan Bank Delaware as the Delaware Trustee, and three individual trustees (the "Administrative Trustees"). The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under the Declaration. The Chase Manhattan Bank will also act as indenture trustee under the Guarantee and the Indenture. See "Description of New Securities--Description of New Guarantee" and "Description of New Securities-- Description of New Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. The Company will pay, directly or indirectly, all fees, expenses, debts and obligations (other than, except to the extent guaranteed by the Company with respect to prepayments of principal, interest and premium, if any, the Trust Securities) related to the Trust and the offering of the Capital Securities, including all ongoing costs, expenses and liabilities of the Trust. The principal executive office address and telephone number of the Trust are, respectively, c/o Executive Risk Inc., 82 Hopmeadow Street, Simsbury, Connecticut 06070-7683 and
(860) 408-2000.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file and to use their reasonable best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for New Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act, will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities, and will not provide for any increase in the

Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 30, 1997 and declared effective by August 4, 1997, the Distribution rate borne by the Old Capital Securities, currently 8.675% per annum, commencing on August 5, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from such holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Company will exchange promptly after the Expiration Date (as defined herein) the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the aggregate Liquidation Amount of Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $125,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $125,000,000 of New Capital Securities in exchange for a like aggregate Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $125,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

     NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF OLD CAPITAL SECURITIES MUST MAKE ITS OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

     The term "Expiration Date" means 5:00 p.m., New York City time, on
            , 1997 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, to (i) delay the acceptance of the Old Capital Securities for exchange,
(ii) terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined below) if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the DTC participant, which acknowledge-ment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (a) such tenders are made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

          (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. No alternative, conditional or contingent tenders will be accepted. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, the Trust, any Affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an Affiliate of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who tenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital

Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate Liquidation Amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any Affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and including February 5, 1997. Holders of New Capital Securities as of the record date for the payment of Distributions on August 1, 1997 will be entitled to receive Distributions accumulated from and including February 5, 1997.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate of the Company or the Trust) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

          (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

          (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

       By Registered or Certified Mail:               By Hand or Overnight Delivery:
       --------------------------------             ---------------------------------
           The Chase Manhattan Bank                      The Chase Manhattan Bank
       450 West 33rd Street, 15th Floor              450 West 33rd Street, 15th Floor
           New York, New York 10001                      New York, New York 10001
       Attention: Global Trust Services              Attention: Global Trust Services
               Sheik Wiltshire,                              Sheik Wiltshire,
            Second Vice President                         Second Vice President

                             Confirm By Telephone:
                                 (212) 946-3082

                            Facsimile Transmissions:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 946-8161

    Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF NEW CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities pursuant to the Exchange Offer. The New Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms.

GENERAL

     The Capital Securities (including the Old Capital Securities and the New Capital Securities) will be limited to $125,000,000 aggregate Liquidation Amount at any one time outstanding. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities except as described under "--Subordination of Common Securities" below. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The New Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of New Guarantee."

DISTRIBUTIONS

     Distributions on the New Capital Securities will be cumulative, will accumulate from February 5, 1997 and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the annual rate of 8.675% of the Liquidation Amount to the holders of the New Capital Securities on the relevant record dates. The record dates will be the fifteenth day prior to the relevant Distribution Date (as defined herein). The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period less than a full calendar month, on the basis of the actual number of days elapsed in such month. In the event that any date on which Distributions are payable on the New Capital

Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the New Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the New Capital Securities are entitled during any Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.675% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the New Junior Subordinated Debentures. The term "Distributions" as used herein shall include any such additional Distributions.

     During any Extension Period, the Company may extend such Extension Period, provided that such extension does not cause the Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable except for the election to begin or extend such Extension Period and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of the New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(f) issuances of common stock of the Company upon exercise of the Aetna Option and (g) purchases or issuances of common stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended).

     Although the Company may in the future exercise its option to defer payments of interest on the New Junior Subordinated Debentures, the Company has no such current intention.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. See "--Description of New Junior Subordinated Debentures--General." If the Company does not make interest payments on the New Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the New Capital Securities. The payment of Distributions on the New Capital Securities (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "--Description of New Guarantee."

CONDITIONAL RIGHT TO ADVANCE MATURITY AND SPECIAL EVENT REDEMPTION

     If a Tax Event (as defined herein) occurs, then the Company will have the right (i) prior to the termination of the Trust, to advance the Stated Maturity Date of the New Junior Subordinated Debentures to the minimum extent required in order to allow for payments of interest in respect of the New Junior Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the New Junior Subordinated Debentures be less than 20 years from the date of original issuance thereof, or (ii) to terminate the Trust (if not previously terminated). In either case, such maturity date shall be advanced only if, in the opinion of counsel to the Company experienced in such matters, after advancing the maturity date, interest paid on the New Junior Subordinated Debentures will be deductible for United States federal income tax purposes (the action referred to in either clause (i) or (ii) above being referred to herein as a "Tax Event Maturity Advancement").

     If a Tax Event occurs and in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting a Tax Event Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence (as defined herein) would continue to exist, or, if an Investment Company Event (as defined herein) occurs, then the Company will have the right, within 90 days following the occurrence of such Tax Event or Investment Company Event, as the case may be, at any time prior to February 1, 2007 to prepay the New Junior Subordinated Debentures in whole (but not in part) in the manner set forth under "--Description of New Junior Subordinated Debentures--Conditional Right to Advance Maturity and Special Event Prepayment," and therefore to cause a mandatory redemption of the New Capital Securities prior to the Stated Maturity Date (the circumstances under which the Company has the right to so redeem the New Junior Subordinated Debentures in connection with a Tax Event being referred to herein as a "Conditional Tax Redemption Event"). Each of a Conditional Tax Redemption Event or an Investment Company Event are sometimes referred to herein as a "Special Event."

REDEMPTION

     Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the New Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date") at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the New Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of and accrued interest on the New Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the New Junior Subordinated Debentures prior to February 1, 2007 upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the New Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the New Junior Subordinated Debentures on or after February 1, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the New Junior Subordinated Debentures). See "--Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     The Company will have the option to prepay the New Junior Subordinated Debentures, (i) in whole or in part, on or after February 1, 2007, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to February 1, 2007, upon the occurrence of a Special Event, at the Special Event Prepayment Price.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF NEW JUNIOR SUBORDINATED DEBENTURES

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the New Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is conditioned on the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of New Capital Securities.

     The Trust shall automatically dissolve and its affairs shall be wound up upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor) and provided that the distribution is conditioned on the receipt of an opinion of counsel to the effect that the holders of New Capital Securities will not recognize any gain or loss for United States federal income tax purposes; (iii) redemption of all of the Trust Securities as described under "--Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in clause (i), (ii), (iv) or (v) of the preceding paragraph, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the New Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities." If an early dissolution occurs as described in clause (v) above, the New Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after February 1, 2007.

     If the Company elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each holder of Trust Securities will receive a registered certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and
(iii) Trust Securities will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the New Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities.

REDEMPTION PROCEDURES

     If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the New Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the New Capital Securities held by The Depository Trust Company ("DTC") or its nominees, the Property Trustee will pay or cause the Paying Agent to pay the applicable Redemption Price to DTC. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the New Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will pay or cause the Paying Agent to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the New Capital Securities. See "--Payment and Paying Agency" below. Distributions payable on or prior to the Redemption Date shall be payable to the holders of such New Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds irrevocably deposited with the Property Trustee to pay the Redemption Price of the New Capital Securities called for redemption, then upon the date of such deposit, all rights of the holders of the New Capital Securities will cease, except the right of the holders of the New Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the New Capital Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "--Description of New Guarantee," (i) Distributions on New Capital Securities called for redemption will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accumulate on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of Capital Securities called for redemption on a Redemption Date on or prior thereto, the full amount of the Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     The occurrence of a Debenture Event of Default (see "--Description of New Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures" and "--Subordination of Common Securities" above.

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below and under "-- Liquidation of the Trust and Distribution of New Junior Subordinated Debentures" above. The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the Property Trustee, the Delaware Trustee or holders of the Capital Securities, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or, if so rated, the Junior Subordinated Debentures, to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to a dilution of such holder's interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to a dilution of such holder's interest in the new entity), (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(c) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or any successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes, and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "--Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "--Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the New Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Company and the Issuer Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision of the Declaration, or to add any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on or in respect of the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of New Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of New Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of New Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of New Capital Securities will be required for the Trust to redeem and cancel the New Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     The New Capital Securities initially will be represented by one or more New Capital Securities certificates in registered, global form (collectively, the "Global New Capital Securities" and together with the Old Capital Securities in registered global form, the "Global Capital Securities"). The Global New Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

  Depositary Procedures

     DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Global New Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Global Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust nor the Company nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Capital Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and Cedel participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global New Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global New Capital Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a Global New Capital Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

     The information in this section concerning DTC , Euroclear and Cedel and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

  Exchange of Global New Capital Securities for Certificated New Capital Securities

     A Global New Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global New Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global New Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global New Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

PAYMENT AND PAYING AGENCY

     Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts of holders of New Capital Securities held at the Depositary on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the New Capital Securities register. The paying agent (the "Paying Agent") shall initially be the Property

Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the New Capital Securities.

     Registration of transfers of the New Capital Securities will be effected without charge by or on behalf of the Trust but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the New Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if repayment or adequate indemnity is not reasonably assured to the Property Trustee.

     Affiliates of the Property Trustee currently provide commercial banking and other services to the Company. See "Plan of Distribution."

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended, or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no pre-emptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

     The Old Junior Subordinated Debentures were issued, and the New Junior Subordinated Debentures will be issued, as separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the New Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Old Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures promptly after the Expiration Date.

     The New Junior Subordinated Debentures will bear interest at the annual rate of 8.675% of the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 1997, to the person in whose name each New Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day prior to the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, on the basis of the actual number of days elapsed in such month. In the event that any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.675% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

     The New Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The New Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity Date"), except as described below.

     The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and all Other Debentures and will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "--Subordination" below. The Company is a holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company is a legal entity separate and distinct from its subsidiaries. As a holding company, the Company's ability to meet debt service obligations and pay operating expenses depends on receipt of sufficient funds in the form of dividends, surplus debenture payments and tax sharing payments from its direct and indirect subsidiaries. The inability of the Company's direct and indirect subsidiaries to pay dividends and make other payments to the Company in an amount sufficient to meet debt service obligations and pay operating expenses would have a material adverse effect on the Company and the Trust. The payment of dividends and the making of other payments by the Company's insurance subsidiaries without prior regulatory approval is subject to restrictions set forth in the insurance laws and regulations of the states of domicile of those subsidiaries. The Company currently does not expect such regulatory requirements to impair its ability to meet interest payment obligations and to pay operating expenses in the future. However, the Company can give no assurance that dividends will be declared or paid by its subsidiaries or that the Company's insurance subsidiaries will be able to obtain any regulatory approvals that may be required from time to time. As of December 31, 1996, the Company's direct and indirect insurance subsidiaries had sufficient capital and earnings to pay up to $13.8 million of dividends to the Company during 1997 without prior regulatory approval. In addition, payment of dividends to the Company by the insurance subsidiaries is subject to ongoing review by insurance regulators and is subject to various statutory limitations and in certain circumstances requires approval by insurance regulatory authorities. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of New Junior Subordinated Debentures should look only to the assets of the Company for payments on the New Junior

Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, or other obligations. See "--Subordination" below.

FORM, REGISTRATION AND TRANSFER

     If the New Junior Subordinated Debentures are distributed to the holders of the New Capital Securities, the New Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such New Junior Subordinated Debentures are expected to be substantially similar to those in effect for the New Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of New Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium, if any, and any interest on New Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of New Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for New Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any New Junior Subordinated Debenture will be made to the Person in whose name such New Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for the New Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the New Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive, semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest then accrued at the annual rate of 8.675%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of New Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the

Company (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the New Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) issuances of common stock of the Company upon exercise of the Aetna Option and (g) purchases or issuances of common stock under any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended).

     Prior to the expiration of any Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

     The New Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company on or after February 1, 2007 (the "Initial Optional Prepayment Date"), at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the New Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if prepaid during the 12-month period beginning February 1 of the years indicated below:

                                       YEAR                         PERCENTAGE
                --------------------------------------------------  ----------
                2007..............................................    104.338%
                2008..............................................    103.904%
                2009..............................................    103.470%
                2010..............................................    103.036%
                2011..............................................    102.603%
                2012..............................................    102.169%
                2013..............................................    101.735%
                2014..............................................    101.301%
                2015..............................................    100.868%
                2016..............................................    100.434%
                                                                          ---
                2017 and thereafter...............................    100.000%
                                                                          ===

CONDITIONAL RIGHT TO ADVANCE MATURITY AND SPECIAL EVENT PREPAYMENT

     If a Tax Event (as defined herein) occurs, then the Company will have the right (i) prior to the termination of the Trust, to advance the Stated Maturity Date of the New Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the New Junior Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the New Junior Subordinated Debentures be less than 20 years from the date of original issuance thereof, or (ii) to terminate the Trust (if not previously terminated) and advance the Stated Maturity Date of the New Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest to continue to be tax deductible. In either case, such maturity date shall be advanced only if, in the opinion of counsel to the Company experienced in such matters, after advancing the maturity date, interest paid on the New Junior Subordinated Debentures will be deductible for United States federal income tax purposes (the action referred to in either clause (i) or (ii) above being referred to herein as a "Tax Event Maturity Advancement").

     If a Special Event (as defined below) shall occur and be continuing, the Company may, at its option, prepay the New Junior Subordinated Debentures in whole (but not in part) at any time prior to the Initial Optional Prepayment Date and within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such New Junior Subordinated Debentures to be prepaid or
(ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional prepayment of New Junior Subordinated Debentures on February 1, 2007, together with scheduled payments of interest on the New Junior Subordinated Debentures from the prepayment date to and including the Initial Optional Prepayment Date discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued but unpaid interest thereon to the date of prepayment.

     "Special Event" means either a Conditional Tax Redemption Event (as defined under "--Description of New Capital Securities--Conditional Right to Advance Maturity and Special Event Redemption") or an Investment Company Event, as the case may be.

     "Tax Event" means the receipt by the Company and the Trust of an opinion, requested by the Company, of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or as a result of any official administrative written decision or pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is made on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, or (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clauses (i), (ii) and (iii) being an "Adverse Tax Consequence").

     "Investment Company Event" means that the Company and the Trust shall have received an opinion, requested by the Company, of counsel experienced in practice under the Investment Company Act to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the Issue Date.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding such prepayment date, plus in each case (a) 1.25% if such prepayment date occurs on or prior to February 5, 1997 and (b) .50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term to the Stated Maturity Date of the New Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Junior Subordinated Debentures.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Debenture Trustee after consultation with the Company. "Reference Treasury Dealer" means: (i) J.P. Morgan Securities Inc. and respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the rate per annum equal to the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Initial Optional Prepayment Date (or if no maturity is within three months before or after the maturity corresponding to the Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be interpolated, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Additional Sums" means such additional amounts that may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of New Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such New Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the New Junior Subordinated Debentures the Additional Sums.

CERTAIN COVENANTS OF THE COMPANY

     The Company will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the New Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(f) issuances of common stock of the Company, upon exercise of the Aetna Option, and (g) purchases or issuances of common stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended) if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, or
(2) if such New Junior Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligations under the New Guarantee or (3) the Company shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

     For so long as the Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to use its reasonable efforts to cause the Trust
(a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

MODIFICATION OF THE INDENTURE

     From time to time, the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures at the time outstanding, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided that no such modification shall without the consent of the holders of each outstanding Junior Subordinated Debenture so affected (i) change the Stated Maturity Date, or reduce the principal amount thereof or any amount payable upon prepayment thereof, or reduce the rate or extend the time of payment of interest thereon, except pursuant to the Company's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date"), or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the New Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration maturity or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal of the Junior Subordinated Debentures due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default except a default in the payment of principal of or premium, if any, on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

     The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

     The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of Junior Subordinated Debentures (except a Debenture Event of Default in payment of principal of, or interest or premium on, the Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of such holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF NEW CAPITAL SECURITIES

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay principal of or interest or premium, if any, on the New Junior Subordinated Debentures on the due date, a holder of New Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the New Capital Securities. Notwithstanding any payments made to a holder of New Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest on the New Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such New Capital Securities with respect to payments on the New Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the New Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the New Junior Subordinated Debentures unless there shall have occurred an Event of Default under the Declaration. See "--Description of New Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, CONVERSION, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge or convert into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge or convert into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges or converts into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the New Junior Subordinated Debentures protection in the event of a highly leveraged transaction, a change of control of the Company or other transaction involving the Company that may adversely affect holders of the New Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture generally provides that when, among other things, all New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

DEFEASANCE AND DISCHARGE

     The Indenture provides that the Company will be deemed to have been discharged from its obligations with respect to all outstanding Junior Subordinated Debentures ("defeasance") at any time prior to maturity, when the Company has deposited or caused to be deposited with the trustee or Defeasance Agent (as defined in the Indenture), as trust funds in trust, specifically pledged as security for, and dedicated solely to the benefit of the holders of Junior Subordinated Debentures, (i) U.S. dollars in an amount, or (ii) U.S. Government obligations which through the payment of interest and principal in accordance with their terms, will provide money, in an amount, or a combination of (i) and (ii), sufficient to pay and discharge each installment of principal of (and premium, if any) and interest on the outstanding Junior Subordinated Debentures on the dates such installments of principal, premium and interest are due in accordance with the terms of the Junior Subordinated Debentures. Such a trust may be established with respect to the Junior Subordinated Debentures only upon the satisfaction of certain conditions specified in the Indenture, including without limitation, the delivery by the Company to the Trustee and Defeasance Agent of an opinion of counsel with respect to certain U.S. federal income tax matters as specified in the Indenture. Upon defeasance and discharge, the Indenture will cease to be of further effect with respect to the Junior Subordinated Debentures and the holders of the Junior Subordinated Debentures shall look only to the deposited funds or obligations for payment. Notwithstanding the foregoing, certain obligations and rights under the Indenture with respect to registration of transfer and exchange of Junior Subordinated Debentures, replacement of destroyed, lost or stolen Junior Subordinated Debentures, compensation, reimbursement and indemnification of the Trustee, return to the Company by the Trustee of unpaid money deposited with the Trustee or any paying agent, and certain other administrative provisions will survive defeasance and discharge.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness", means, with respect to the Company and its
Subsidiaries: (a) all liabilities, obligations and indebtedness for borrowed money, whether or not evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations to pay the deferred purchase price of property or services (other than trade payables due and arising in the ordinary course of business), (c) all Capital Lease Obligations (as defined in the Indenture), (d) all debt of any other Person (as defined in the Indenture) secured by a Lien (as defined in the Indenture) on any asset of the Company or any of its Subsidiaries, (e) all Contingent Obligations, (f) all obligations, contingent or otherwise, relating to the face amount of letters of credit, whether or not drawn, and banker's acceptances, but excluding any obligation relating to an undrawn letter of credit if the undrawn letter of credit is issued in connection with a liability for which a reserve has been established by the Company or the applicable Subsidiary in accordance with United States generally accepted accounting principles, and (g) all obligations incurred pursuant to Hedging Agreements which are due and payable; provided, that the term Senior Indebtedness shall not include the Junior Subordinated Debentures, the Guarantees or other Qualified Debt Obligations.

     "Contingent Obligation" means, with respect to the Company and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include (i) obligations under insurance or reinsurance policies, or (ii) endorsements for collection or deposit in the ordinary course of business.

     "Qualified Debt Obligations" means, without duplication, (a) debt securities of the Company, provided that the terms of any such debt security (i) permit the deferral of principal and interest payments for a period of up to five years (but not beyond the maturity date), as elected by the Company, (ii) have a maturity for payment of principal of not less than ten (10) years after the date of issuance, and (iii) include provisions making the debt security expressly subordinate to all other debt of the Company; (b) preferred securities issued by a Subsidiary, the sole purpose of which is to issue such preferred securities and invest the proceeds thereof in debt securities of the type described in clause (a) above, and which preferred securities are payable solely out of the proceeds of payments on account of such debt securities; and (c) the obligations recorded on the consolidated balance sheet of the Company and its Subsidiaries with respect to debt securities of the type described in clause (a) above and preferred securities of the type described in clause (b) above.

     By reason of such subordination, in the event of an insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the New Junior Subordinated Debentures. Additionally, the Company currently conducts substantially all of its operations through subsidiaries, and the holders of New Junior Subordinated Debentures will be structurally subordinated to the creditors of the Company's subsidiaries. See "Risk Factors--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures."

     The Indenture places no limitation on the amount of additional secured or unsecured debt, including Senior Indebtedness, or other obligations, that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness and obligations, including Senior Indebtedness.

GOVERNING LAW

     The Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Debenture Trustee and its affiliates currently provide general financing and banking and other services to the Company. See "Plan of Distribution."

DESCRIPTION OF NEW GUARANTEE

     The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. Promptly after the Expiration Date, the New Guarantee will be issued by the Company for the benefit of the holders from time to time of the New Capital Securities. The New Guarantee has been qualified under the Trust Indenture Act. The Chase Manhattan Bank will act as guarantee trustee ("Guarantee Trustee") under the New Guarantee. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on New Capital Securities, to the extent the Trust has funds on hand at such time legally available therefor, (ii) the Redemption Price with respect to any New Capital Securities called for redemption, to the extent that the Trust has funds on hand at such time legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the New Junior Subordinated Debentures are distributed to holders of the New Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

     The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein and, in the event of bankruptcy or insolvency proceedings involving the Company, will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company, but senior to any obligations in respect of any class of capital stock of the Company. See "--Status of New Guarantee" below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Company's direct and indirect subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "--Description of New Junior Subordinated Debentures--General." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company will, through the New Guarantee, the Declaration, the New Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

STATUS OF NEW GUARANTEE

     The New Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as New Junior Subordinated Debentures, except in the event of bankruptcy or insolvency proceedings involving the Company, in which case the New Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company.

     The New Guarantee will rank pari passu with the Old Guarantee and with all Other Guarantees issued by the Company. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the New Capital Securities of the New Junior Subordinated Debentures. The New Guarantee places no limitation on the amount of additional secured or unsecured debt, including Senior Indebtedness, or other obligations, that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness and obligations, including Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the New Capital Securities (in which case no prior approval will be required), the New Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding New

Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of New Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the New Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the New Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the New Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

     Any holder of the New Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

CERTAIN COVENANTS OF THE COMPANY

     In the New Guarantee the Company will covenant that, so long as any New Capital Securities remain outstanding, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on, or repay or repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the New Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the New Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) issuances of common stock of the Company upon exercise of the Aetna Option and (g) purchases or issuances of common stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be an event of default under the New Guarantee and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such New Junior Subordinated Debentures are held by the Property Trustee, the Company shall be in default with respect to its payment of any obligations under the New Guarantee or (iii) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to the Indenture and any such extension shall be continuing.

TERMINATION OF THE NEW GUARANTEE

     The New Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the New Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of New Junior Subordinated Debentures to the holders of the New

Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

GOVERNING LAW

     The New Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the continuance of a default with respect to a New Guarantee, will undertake to perform only such duties as are specifically set forth in such New Guarantee and, after default, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of New Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Guarantee Trustee and its affiliates currently provide general financing and banking and other services to the Company. See "Plan of Distribution."

                         DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Old Capital Securities, (iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by June 30, 1997 and been declared effective by August 4, 1997 or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by August 4, 1997, then interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

               RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE
            NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the

Company as and to the extent set forth under "Description of New Securities--Description of New Guarantee." Taken together, the Company's obligations under the New Junior Subordinated Debentures, the Indenture, the Declaration and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that the Company does not make the required payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the New Capital Securities. The New Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action. The obligations of the Company under the New Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the New Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the New Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for any and all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under the Declaration; and (iv) the Declaration provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF NEW CAPITAL SECURITIES

     A holder of any New Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The New Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a New Capital Security and a holder of a New Junior Subordinated Debenture is that a holder of a New Junior Subordinated Debenture will be entitled to receive from the Company the principal amount of and premium, if any, and interest on New Junior Subordinated Debentures held, while a holder of New Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Company under the New Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities--Description of New Capital Securities--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the New Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be similar, although, in the event of bankruptcy or insolvency proceedings involving the Company, the Company's obligations under the New Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company but senior to any obligations in respect of any class of capital stock of the Company.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Dewey Ballantine, counsel to the Company and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets. It does not deal with special classes of holders such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of counsel is not binding on the Internal Revenue Service (the "IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the opinions expressed herein will not be challenged by the IRS.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for United States federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     Tax Counsel has rendered its opinion that, under current law and assuming full compliance with the terms of the Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

     Tax Counsel has rendered its opinion that, under current law and assuming full compliance with the terms of the Declaration and the Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest or OID with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the Company intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and that stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting. If the option to defer the payment of interest was determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting and actual distributions of stated interest would not be reported as taxable income.

     Under the regulations, if the Company were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Company would not make actual cash payments during an Extension Period.

     The regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to that of the Company.

     Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

MARKET DISCOUNT

     The resale of a New Junior Subordinated Debenture may be affected by the "market discount" provisions of the Code. For this purpose, the market discount on a New Junior Subordinated Debenture will generally be equal to the amount, if any, by which the stated redemption price at maturity of the New Junior Subordinated Debenture immediately after its acquisition exceeds the holder's tax basis in the debenture. Subject to a de minimis exception, these provisions generally require a holder of a New Junior Subordinated Debenture acquired at a market discount to treat as ordinary income any gain recognized on the disposition of such New Junior

Subordinated Debenture to the extent of the "accrued market discount" on such New Junior Subordinated Debenture at the time of disposition. In general, market discount on a New Junior Subordinated Debenture will be treated as accruing on a straight-line basis over the term of such New Junior Subordinated Debenture, or, at the election of the holder, under a constant yield method.

     In addition, any holder of a New Junior Subordinated Debenture acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the New Junior Subordinated Debenture until the New Junior Subordinated Debenture is disposed of in a taxable transaction. The foregoing rule will not apply if the holder elects to include accrued market discount in income currently.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     The Company will have the right at any time to liquidate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period for the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures would constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

     In certain circumstances described herein (see "Description of New Securities -- Description of New Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities" below.

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities will recognize gain or loss equal to the difference between the holder's adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be the initial purchase price increased by any OID previously includable in such holder's gross income to the date of disposition and decreased by any payments received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest or OID with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of such holder's Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest or OID on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to such holder's adjusted tax basis in such holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all unpaid interest or OID previously included in income), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action," if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. If legislation similar to the Proposed Legislation were enacted, there can be no assurance that it will not adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Company to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment."

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust (i) that is not a citizen or individual resident of the United States for United States federal income tax purposes or a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof or (ii) that is a foreign estate or a foreign trust as defined in the Code.

     Under present United States federal income tax laws payments by the Trust or any of its paying agents to any holder of a Capital Security that is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, (c) the payments are not received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (d) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof. A United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

     As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Company to deduct interest payable on the Junior Subordinated Debentures. Like the Proposed Legislation, it could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends which generally would be subject to withholding tax when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from tax in the hands of a United States Alien Holder.

     On April 22, 1996, the IRS issued proposed regulations relating to withholding on and reporting amounts paid to Non-United States Holders. The regulations would unify current certification procedures and forms and clarify reliance standards effective for payments made after December 31, 1997. The proposed regulations are subject to change before adoption in final form.

     A United States Alien Holder that holds Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to the holder's proportionate share of the Junior Subordinated Debentures.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Form 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (an "ERISA Plan") considering an acquisition of New Capital Securities (or interest therein) from a holder of such New Capital Securities should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing the investment in the New Capital Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether the investment is appropriate for the ERISA Plan in view of its overall investment policy and diversification of its portfolio.

     Certain provisions of ERISA and the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. The U.S. Department of Labor has issued a final regulation (the "Regulation") with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets.

     Under such Regulation, for purposes of ERISA and section 4975 of the Code, the assets of the Trust would be deemed to be "plan assets" of a Plan whose assets were used to purchase Capital Securities if the Capital Securities were considered to be equity interests in the Trust and no exception to plan asset status were applicable under the Regulation.

     If the assets of the Trust were deemed to be plan assets of Plans that are holders of the Capital Securities, a Plan's investment in the Capital Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in Capital Securities. In addition, the Company might be considered a "party in interest" or "disqualified person" with respect to Plans whose assets were used to acquire Capital Securities. If this were the case, an investment in Capital Securities by a Plan might constitute or, in the course of the operation of the Trust, give rise to a prohibited transaction under ERISA or the Code. In particular, it is likely that, under such circumstances, a prohibited "extension of credit" to the Company would be considered to occur under ERISA and the Code.

     Because of the possibility that the assets of the Trust would be considered plan assets of Plans whose assets were invested in the New Capital Securities, and the likelihood that under such circumstances a prohibited extension of credit would occur, the New Capital Securities may not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) or PTCE 84-14 (for certain transactions determined by independent qualified asset managers). The certificates representing the New Capital Securities will bear a legend to the effect that the holder of the New Capital Security or any interest therein represents and acknowledges that (a) it is not a Plan and is not purchasing such securities (or interest therein) on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the Capital Securities (or interest therein) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of New Capital Securities (or interest therein) with Plan assets consult with its counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of New Capital Securities (or interest therein) and the availability of exemptive relief under the class exemptions listed above. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) generally are not subject to ERISA's requirements.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of New Capital Securities."

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

     Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Chase Manhattan Bank (the Property Trustee, the Debenture Trustee, the Common Guarantee Trustee, the Guarantee Trustee and an affiliate of the Delaware Trustee, and referred to hereinafter as the "Bank") was a lender under the term loan portion of the Company's credit facility and received $18.4 million from the Company as the Bank's portion of the Company's repayment, using approximately $70 million of the net proceeds from the sale of the Old Junior Subordinated Debentures, of the outstanding term loan balance. The Bank and its affiliates currently provide and may in the future provide general financing and commercial banking and other services to the Company.

                                 LEGAL MATTERS

     The validity of the New Guarantee and the New Junior Subordinated Debentures will be passed upon for the Company and the Trust by Dewey Ballantine, New York, New York. James A. FitzPatrick, Jr., Secretary of the Company, is a member of Dewey Ballantine. Certain matters relating to United States federal income tax considerations will be passed upon for the Company and the Trust by Dewey Ballantine, New York, New York. Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, special Delaware counsel to the Trust.

                                    EXPERTS

     The consolidated financial statements of the Company and subsidiaries incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been incorporated herein by reference in reliance upon the reports set forth therein of Ernst & Young LLP, independent auditors, and upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Delaware authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Company's Amended and Restated Certificate of Incorporation limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the Delaware statute as in effect from time to time. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Delaware law, or (iv) for any transactions from which the director derived an improper personal benefit.

     The Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, against any and all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

     The Company's officers and directors are also covered by a directors and officers liability insurance policy issued by a third party.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
-------
   4.1      Indenture of Executive Risk Inc. relating to the Junior Subordinated Debentures
   4.2      Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to
            Exhibit 4.1)
   4.3      Certificate of Trust of Executive Risk Capital Trust
   4.4      Declaration of Trust of Executive Risk Capital Trust
   4.5      Amended and Restated Declaration of Trust for Executive Risk Capital Trust
   4.6      Form of New Capital Security Certificate for Executive Risk Capital Trust (included as Exhibit A-1 to Exhibit 4.5)
   4.7      Form of New Guarantee of Executive Risk Inc. relating to the New Capital Securities
   4.8      Registration Rights Agreement
   5.1      Opinion and consent of Dewey Ballantine to Executive Risk Inc. as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by
            Executive Risk Inc.*
   5.2      Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the New Capital Securities to be issued by Executive Risk Capital Trust*
     8      Opinion of Dewey Ballantine, special tax counsel, as to certain federal income tax matters*
    12      Computation of ratio of earnings to fixed charges
  23.1      Consent of Ernst & Young LLP
  23.2      Consent of Dewey Ballantine (included in Exhibit 5.1)*
  23.3      Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
  23.4      Consent of Dewey Ballantine (included in Exhibit 8)*
    24      Power of Attorney of certain officers and directors of Executive Risk Inc.
  25.1      Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture
  25.2      Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated Declaration of Trust of Executive Risk Capital Trust
  25.3      Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the New
            Guarantee for the benefit of the holders of New Capital Securities of Executive
            Risk Capital Trust
  99.1      Form of Letter of Transmittal*
  99.2      Form of Notice of Guaranteed Delivery*
  99.3      Form of Exchange Agent Agreement*

---------------

* To be filed by amendment.

ITEM 22.  UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Executive Risk Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simsbury and State of Connecticut, on the 8th day of April, 1997.

                                          EXECUTIVE RISK INC.

                                          By       /s/ ROBERT H. KULLAS

                                            ------------------------------------
                                            Robert H. Kullas, Vice Chairman and
                                            Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE                      DATE
------------------------------------------  -----------------------------------  --------------

        /s/ LEROY A. VANDER PUTTEN          Chairman, Director and Chief         April 8, 1997
------------------------------------------    Executive Officer (Principal
          LeRoy A. Vander Putten              Executive Officer)

           /s/ ROBERT H. KULLAS             Vice Chairman, Director and Chief    April 8, 1997
------------------------------------------    Operating Officer
             Robert H. Kullas
                    *                       President, Director and Chief        April 8, 1997
------------------------------------------    Underwriting Officer
             Stephen J. Sills

                    *                       Director                             April 8, 1997
------------------------------------------
             Gary G. Benanav

                    *                       Director                             April 8, 1997
------------------------------------------
              John G. Crosby

                    *                       Director                             April 8, 1997
------------------------------------------
           Patrick A. Gerschel

                    *                       Director                             April 8, 1997
------------------------------------------
              Peter Goldberg

                    *                       Director                             April 8, 1997
------------------------------------------
             Barbara G. Cohen

                    *                       Director                             April 8, 1997
------------------------------------------
             Michael D. Rice

                    *                       Director                             April 8, 1997
------------------------------------------
            Joseph D. Sargent

                SIGNATURE                                  TITLE                      DATE
------------------------------------------  -----------------------------------  --------------

          /s/  ROBERT V. DEUTSCH            Executive Vice President, Chief      April 8, 1997
------------------------------------------    Financial Officer and Chief
            Robert V. Deutsch                 Actuary (Principal Financial and
                                              Accounting Officer)

      (*) By: /s/  ROBERT H. KULLAS
------------------------------------------
          Name: Robert H. Kullas
             Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, Executive Risk Capital Trust certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simsbury, and State of Connecticut, on the 8th day of April, 1997.

                                          EXECUTIVE RISK CAPITAL TRUST

                                          By: /s/ ROBERT V. DEUTSCH
                                          --------------------------------------
                                          Robert V. Deutsch,

                                          as Administrative Trustee

                                          By: /s/ ROBERT H. KULLAS
                                          --------------------------------------
                                          Robert H. Kullas,

                                          as Administrative Trustee

                                          By: /s/ JEFFREY H. KOENIG
                                          --------------------------------------
                                          Jeffrey H. Koenig,

                                          as Administrative Trustee

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                          DESCRIPTION
-------   -------------------------------------------------------------------------------------
 4.1      Indenture of Executive Risk Inc. relating to the Junior Subordinated Debentures
 4.2      Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to
          Exhibit 4.1)
 4.3      Certificate of Trust of Executive Risk Capital Trust
 4.4      Declaration of Trust of Executive Risk Capital Trust
 4.5      Amended and Restated Declaration of Trust for Executive Risk Capital Trust
 4.6      Form of New Capital Security Certificate for Executive Risk Capital Trust (included as Exhibit A-1 to Exhibit 4.5)
 4.7      Form of New Guarantee of Executive Risk Inc. relating to the New Capital Securities
 4.8      Registration Rights Agreement
 5.1      Opinion and consent of Dewey Ballantine to Executive Risk Inc. as to legality of the
          New Junior Subordinated Debentures and the New Guarantee to be issued by Executive
          Risk Inc.*
 5.2      Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the
          New Capital Securities to be issued by Executive Risk Capital Trust*
 8        Opinion of Dewey Ballantine, special tax counsel, as to certain federal income tax matters*
12        Computation of ratio of earnings to fixed charges
23.1      Consent of Ernst & Young LLP.
23.2      Consent of Dewey Ballantine (included in Exhibit 5.1)*
23.3      Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
23.4      Consent of Dewey Ballantine (included in Exhibit 8)*
24        Power of Attorney of certain officers and directors of Executive Risk Inc.
25.1      Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture
25.2      Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated Declaration of Trust of Executive Risk Capital Trust
25.3      Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the New Guarantee for the benefit of the holders of New Capital Securities of Executive Risk Capital
          Trust
99.1      Form of Letter of Transmittal*
99.2      Form of Notice of Guaranteed Delivery*
99.3      Form of Exchange Agent Agreement*

---------------

* To be filed by amendment.